UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 28, 2019

CAPITOL INVESTMENT CORP. IV

(Exact Name of Registrant as Specified in Charter)

Cayman Islands	001-38186	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1300 17th Street, Suite 820 Arlington, VA	22209
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 202-654-7060

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 28, 2019 and March 1, 2019, the Chief Executive Officer of Capitol Investment Corp. IV (the “Company”), Mark D. Ein, and its President and Chief Financial Officer, L. Dyson Dryden, and the Company’s independent directors collectively committed to lend the Company an aggregate of an additional $41,000, if such funds are needed by the Company to consummate an initial merger, share exchange, asset acquisition or other similar business combination with one or more businesses or entities (a “Business Combination”).

Any amount loaned by the officers and directors to the Company pursuant to such commitments will be evidenced by unsecured promissory notes issued to the lenders. Each note would be non-interest bearing and would be payable at the consummation by the Company of a Business Combination. As indicated in the Company’s final prospectus, dated August 15, 2017, upon consummation of a Business Combination, the lenders would have the option to convert up to $1,500,000 of the principal balance of such notes into warrants at a price of $1.50 per warrant. The terms of any such warrants would be identical to the warrants issued by the Company in its initial public offering (“Public Offering”) except that such warrants would be non-redeemable by the Company and would be exercisable for cash or on a “cashless” basis, in each case, so long as such warrants were held by the initial holder or his permitted transferees. If a Business Combination is not consummated, all outstanding amounts under any notes issued to the lenders would be forgiven except to the extent that the Company had funds available to it outside of its trust account established in connection with the Public Offering to repay such amounts.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits:

Exhibit 10.1	Form of Commitment Letter

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 4, 2019	CAPITOL INVESTMENT CORP. IV

	By:	/s/ Mark D. Ein
Mark D. Ein
Chief Executive Officer

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